VirTra Generates Record $8.6 Million in Orders in First Quarter

VirTra to Present at The MicroCap Conference in New York City at 2:30 p.m. ET on April 9

Tempe, Ariz. (April 4, 2018) – VirTra, Inc. (Nasdaq: VTSI) (the “Company”), a global provider of simulators for the law enforcement, military, educational and commercial markets, today announced record orders in the first quarter of 2018, exceeding $8.6 million. These orders are expected to be delivered during the remainder of the year, with much of the revenue likely to be recognized around the middle of 2018.

“Our expanded marketing function, which participated in a significant number of trade shows during the quarter, and our expanded and reorganized national sales organization, are experiencing record success, giving us a tremendous start to what we expect to be a record 2018,” said Jason Mulcahy, general manager of VirTra. “The conversion of orders to revenue is contingent on delivery timing coordinated with customers, which can vary based on a variety of factors, but we are building a significant backlog to support expected growth in 2018.”

“Historically, VirTra has communicated to our shareholders when reaching record levels of orders in a particular quarter,” commented Bob Ferris, Chairman and Chief Executive Officer of VirTra. “Going forward, we expect to report our backlog as of the end of each quarter as part of our presentation of our quarterly results, providing enhanced visibility into our bookings and revenue conversion process.”

“I look forward to discussing these record orders and other reasons for our optimism for 2018 at a presentation at the MicroCap Conference in New York City on Monday, April 9, 2018,” added Mr. Ferris.

The MicroCap Conference is an exclusive event for investors who specialize in MicroCap Companies to conduct one-on-one meetings with VirTra and other participating companies as well as view formal presentations. The conference will be held at The JW Marriott Essex House, 160 Central Park South, New York, NY 10019. Mr. Ferris will be presenting at 2:30 p.m. EDT on Monday, April 9, 2018.

A live webcast of the group presentation will be available at http://www.investorcalendar.com/event/27410.

About The MicroCap Conference

The MicroCap Conference is an exclusive event for investors who specialize in MicroCap Companies. It’s an opportunity to be introduced to and speak with management at some of the most attractive small companies, to learn from our various expert panels, and to network with buyside analysts and other micro cap investors.

For those interested in attending, please contact Fred Rockwell at fred@microcapconf.com or visit https://microcapconf.com for more information.

About VirTra

VirTra is a global provider of simulators for the law enforcement, military, educational and commercial markets. The Company’s patented technologies, software and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real world situations. VirTra’s mission is to save and improve lives worldwide through realistic and highly-effective virtual reality and simulator technology. Learn more about VirTra at www.VirTra.com.

Forward-looking Statements

This news release includes certain information that may constitute forward-looking statements. Forward-looking statements are typically identified by terminology such as “could,” “may,” “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “proposed,” “planned,” “potential” and similar expressions, or are those, which, by their nature, refer to future events. All statements, other than statements of historical fact, included herein, including statements about VirTra’s beliefs and expectations, are forward-looking statements. Forward-looking information is necessarily based upon a number of assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking information. Although VirTra believes that such statements are reasonable, it can give no assurance that such forward-looking information will prove to be accurate. VirTra cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors. Accordingly, due to the risks, uncertainties and assumptions inherent in forward-looking information, readers and prospective investors in the Company’s securities should not place undue reliance on forward-looking information. All forward-looking information contained in this press release is given as of the date hereof and is based upon the opinions and estimates of management and information available to management as at the date hereof and is subject to change. The Company assumes no obligation to revise or update forward-looking information to reflect new circumstances, whether as a result of new information, future events or otherwise, except as required by law.

Media contact:	Investor Relations contact:
Susan Lehman	Brett Maas
Slehman@virtra.com	vtsi@haydenir.com
(510) 599-6555	(646) 536-7331

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